UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2026
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 W. Church Street
Orlando	Florida	32805
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD disclosure.
On August 19, 2026, Travel + Leisure Co. (the “Company”) posted new written investor presentation materials on its investor relations website at investor.travelandleisureco.com. The Company intends to use such materials from time to time in meetings with the investment community and for general marketing purposes.

The Company may use its website and LinkedIn as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information. Accordingly, investors should monitor the Investor Relations section of the Company website at investor.travelandleisureco.com and the Company's LinkedIn profile, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

The information set forth under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: August 19, 2026